Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS

301 Carlson Parkway ¡ Suite 400 ¡ Minnetonka, MN 55305 ¡ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS SECOND QUARTER RESULTS

MINNETONKA, MN August 12 — Michael Foods, Inc. today reported financial results for the second quarter of 2008. Net earnings for the three months ended June 28, 2008 were $11.2 million, compared to $3.7 million in 2007. Net sales for the three months ended June 28, 2008 were $442.3 million, compared to $347.9 million in 2007, an increase of 27%. Net earnings for the six months ended June 28, 2008 were $22.5 million, compared to $7.7 million in 2007. Net sales for the six months ended June 28, 2008 were $870.0 million, compared to $675.9 million in 2007, an increase of 29%.

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined in our senior credit facility) for the three months ended June 28, 2008 increased 15% to $45.4 million, compared to $39.6 million in 2007. EBITDA for the six months ended June 28, 2008 increased 20% to $94.2 million, compared to $78.6 million in 2007. We use EBITDA as a measurement of our financial results because we believe it is indicative of the relative strength of our operating performance, it is used to determine incentive compensation levels and it is a key measurement contained in the financial covenants of our senior credit facility.

Commenting on the results, David S. Johnson, Chief Executive Officer and President said, “We are once again pleased with our EBITDA growth in the second quarter. Our EBITDA was driven by positive performances in food ingredient egg products, retail low/no cholesterol liquid eggs and retail shell eggs, with productivity gains also providing support. These areas of strength were partially offset by weak foodservice and Crystal Farms results, due to commodity cost increases. Egg Products Division sales growth reflects solid unit sales growth for most product categories and food ingredient product pricing increases due to the continued strength of egg markets and high corn and soybean meal markets. Our Potato Products Division saw good retail unit sales growth, but earnings were down due to raw material and manufacturing cost pressures. Crystal Farms’ sales growth was driven by unit sales growth for distributed products, including private label cheese, butter and the bagel and muffin categories.”

Johnson noted, “Looking ahead, cost pressures continue to be a challenge and we are focused on sustaining our results through productivity improvement, innovation and passing-on energy-related and raw material cost increases.”

Unaudited segment data follows (in thousands):

	Egg Products	Potato Division	Crystal Farms	Corporate & Eliminations	Total
Quarter ended June 28, 2008:
External net sales	$319,570	$29,085	$93,680	$—	$442,335
Net earnings	17,875	1,290	1,258	(9,178)	11,245
EBITDA*	41,585	3,780	3,203	(3,176)	45,392

Quarter ended June 30, 2007:
External net sales	$243,453	$28,070	$76,420	$—	$347,943
Net earnings	9,097	2,352	1,429	(9,178)	3,700
EBITDA*	33,005	5,279	3,402	(2,066)	39,620

Six months ended June 28, 2008:
External net sales	$620,536	$59,335	$190,141	$—	$870,012
Net earnings	34,894	3,787	2,793	(18,948)	22,526
EBITDA*	83,823	9,392	6,819	(5,787)	94,247

Six months ended June 30, 2007:
External net sales	$472,681	$56,583	$146,610	$—	$675,874
Net earnings	16,988	4,870	4,283	(18,491)	7,650
EBITDA*	62,511	10,886	8,921	(3,744)	78,574

*	As defined in our senior credit facility.

We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles our net earnings to EBITDA for the quarter ended June 28, 2008 (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$17,875	$1,290	$1,258	$(9,178)	$11,245
Interest expense, excluding amortization of debt issuance costs	420	—	—	9,558	9,978
Amortization of debt issuance costs	—	—	—	954	954
Income tax expense (benefit)	7,134	646	640	(3,701)	4,719
Depreciation and amortization	16,142	1,672	1,132	1	18,947
Equity sponsor management fee	—	—	—	462	462
Industrial revenue bonds related expenses	244	—	—	—	244
Other	1,850	172	173	(1,272)	923

	43,665	3,780	3,203	(3,176)	47,472
Minus:
Unrealized gains on swap contracts	2,080	—	—	—	2,080

EBITDA (as defined in our senior credit facility)	$41,585	$3,780	$3,203	$(3,176)	$45,392

The following table reconciles our net earnings to EBITDA for the quarter ended June 30, 2007 (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$9,097	$2,352	$1,429	$(9,178)	$3,700
Interest expense, excluding amortization of debt issuance costs	88	—	—	12,202	12,290
Amortization of debt issuance costs	—	—	—	1,011	1,011
Income tax expense (benefit)	4,931	1,125	720	(4,766)	2,010
Depreciation and amortization	16,415	1,628	1,081	3	19,127
Equity sponsor management fee	—	—	—	442	442
Industrial revenue bonds related expenses	246	—	—	—	246
Other	1,863	174	172	(1,780)	429

	32,640	5,279	3,402	(2,066)	39,255
Plus:
Unrealized losses on swap contracts	(365)	—	—	—	(365)

EBITDA (as defined in our senior credit facility)	$33,005	$5,279	$3,402	$(2,066)	$39,620

The following table reconciles our net earnings to EBITDA for the six months ended June 28, 2008 (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$34,894	$3,787	$2,793	$(18,948)	$22,526
Interest expense, excluding amortization of debt issuance costs	768	—	—	20,050	20,818
Amortization of debt issuance costs	—	—	—	1,911	1,911
Income tax expense (benefit)	14,757	1,899	1,410	(7,006)	11,060
Depreciation and amortization	32,359	3,351	2,264	2	37,976
Equity sponsor management fee	—	—	—	917	917
Industrial revenue bonds related expenses	489	—	—	—	489
Other	3,819	355	352	(2,713)	1,813

	87,086	9,392	6,819	(5,787)	97,510
Minus:
Unrealized gains on swap contracts	3,263	—	—	—	3,263

EBITDA (as defined in our senior credit facility)	$83,823	$9,392	$6,819	$(5,787)	$94,247

The following table reconciles our net earnings to EBITDA for the six months ended June 30, 2007 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$16,988	$4,870	$4,283	$(18,491)	$7,650
Interest expense, excluding amortization of debt issuance costs	174	—	—	24,331	24,505
Amortization of debt issuance costs	—	—	—	2,027	2,027
Income tax expense (benefit)	9,204	2,445	2,160	(9,276)	4,533
Depreciation and amortization	32,773	3,256	2,164	6	38,199
Equity sponsor management fee	—	—	—	883	883
Industrial revenue bonds related expenses	494	—	—	—	494
Other	3,589	315	314	(3,224)	994

	63,222	10,886	8,921	(3,744)	79,285
Minus:
Unrealized gains on swap contracts	711	—	—	—	711

EBITDA (as defined in our senior credit facility)	$62,511	$10,886	$8,921	$(3,744)	$78,574

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company and Northern Star Co.

Condensed consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

For the Periods Ended June 28, 2008 and June 30, 2007

(Unaudited, in thousands)

	Quarter		Six months
	2008	2007	2008	2007
Net sales	$442,335	$347,943	$870,012	$675,874
Cost of sales	374,595	291,328	731,969	563,136

Gross profit	67,740	56,615	138,043	112,738
Selling, general & administrative	40,566	37,457	81,170	73,558
Plant closing expenses	—	47	—	232

Operating profit	27,174	19,111	56,873	38,948
Interest expense, net	11,210	13,401	23,287	26,765

Earnings before income taxes	15,964	5,710	33,586	12,183
Income tax expense	4,719	2,010	11,060	4,533

Net earnings	$11,245	$3,700	$22,526	$7,650

Selected Balance Sheet Data:	June 28, 2008	December 29, 2007
	(Unaudited)
Cash and equivalents	$37,859	$30,077

Accrued interest	$5,744	$6,276

Total debt, including current maturities	$600,397	$601,783

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Risks and uncertainties also include how the Company’s cash management activities, and those of its customers and suppliers, along with the Company’s growth plans, affect working capital components. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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08-12-08